CUSIP No. 028740108

Exhibit 24.2

CONFIRMING STATEMENT

      This Statement confirms that the undersigned has authorized and designated Thomas E. Lynch,
Charles M. B. Goldman and Justin C. Jacobs, each acting singly, to execute and file on the undersigned's behalf all Forms 3, 4 and 5 and Schedule 13D (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of American Pacific Corporation, a Delaware corporation.
The authority of Thomas E. Lynch, Charles M. B. Goldman and Justin C. Jacobs under this Statement shall continue until the undersigned is no longer required to file any of Forms 3, 4 and 5 and Schedule 13D with regard to the undersigned's ownership of or transactions in securities of American Pacific Corporation unless earlier revoked in writing.  The undersigned acknowledges that Thomas E. Lynch, Charles M. B.
Goldman and Justin C. Jacobs are not assuming any of the undersigned's responsibilities to comply with
Section 16 or Section 13 of the Securities Exchange Act of 1934.

/s/ Scott P. Scharfman

Dated:  August 29, 2012